Exhibit 99.1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing of Antara Capital LP, Antara Capital GP LLC and Himanshu Gulati, on behalf of each of them of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Arrival, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 8th day of August 2023.

ANTARA CAPITAL LP

By:	Antara Capital GP LLC,
its general partner

By:	/s/ Himanshu Gulati
	Name:	Himanshu Gulati
	Title:	Managing Member

ANTARA CAPITAL GP LLC

By:	/s/ Himanshu Gulati
	Name:	Himanshu Gulati
	Title:	Managing Member

By:	/s/ Himanshu Gulati
	Name:	Himanshu Gulati, an individual

Exhibit 99.1 – Joint Filing Agreement